Exhibit 99.1
GTSI Reports Improved Second Quarter Results
Increasing Gross Margin and Stronger Cash Position
HERNDON, VA. — August 6, 2009 — GTSI (R) Corp. (NASDAQ: GTSI), an enterprise IT infrastructure solutions and services provider to the government, release financial and operational results for the second quarter of 2009.
“Despite the continued affects of the transition to a new administration, particularly in the key government IT decision making positions, we ended the quarter with a strong June helping us improve our quarterly gross margin by 18.6% over the same quarter last year,” said Jim Leto GTSI’s Chief Executive Officer. “Our business momentum combined with the Obama Administration’s aggressive focus on funding information technology enterprise infrastructure solutions and services, lead us to believe that our second half of the year should be strong. In particular the passage of the Department of Defense’s supplemental budget at the end of the quarter should create increased activity during the government fiscal year ending of September 30, 2009. While the American Recovery and Reinvestment Act (ARRA — also known as the “stimulus” plan) funds have just started to flow, we have a line of sight on a strong pipeline and are working on several large opportunities.
“As we continue to mature our solutions and services model, from a strategic direction, we continue to make progress on numerous fronts,” said Leto. “At the end of the quarter 66% of our orders were through e-procurement up from 60% for the same quarter a year ago. Our voluntary turnover rate at the end of June was at just 6% and our tenure rate increased significantly with 60% of employees having been with GTSI for three or more years. These two human capital measurements are important as we continue retaining personnel with the talent to support our transition to a government enterprise solutions and services company.”
Second Quarter Update:
For the second quarter of 2009, GTSI reported sales of $164.6 million, compared to $159.2 million in second quarter of 2008. Total gross margin increased $3.6 million for the second quarter of 2009 to $23.0 million or 14.0% as compared to $19.4 million or 12.2% for the second quarter of 2008.
Operating expenses were $24.4 million in the second quarter 2008, an increase of $1.6 million mainly a result of increased incentive and commission compensation associated with costs attributed to higher margins. Loss from operations decreased to $1.4 million from $3.4 million in the second quarter of 2008. The quarter resulted in a net loss of $0.3 million ($0.03 loss per share basic and diluted) versus a net loss of $2.9 million ($0.30 loss per share basic and diluted) in the second quarter of 2008.
Other second quarter highlights include:
•	Initiating a share repurchase program
•	Winning the nationwide U.S. Communities technology services and solutions contract for state and local governments and not-for-profit organizations
•	Were recognized as the top provider in several categories with awards from Motorola, NetApp, Citrix, VMware, Microsoft and Cisco
•	Being selected as a “Best Place to Work” for the Washington DC region

Operations and Financial Update:
“During the second quarter 2009, we had a slight increase in our revenue, we dramatically improved our loss per share and we ended the quarter with a strong cash position of $23.0 million. On a year to date measurement we are generating more revenue, spending less in operating expenses as well as significantly reducing our operating loss,” said Peter Whitfield GTSI’s Senior Vice President and Chief Financial Officer. “Our bottom line performance for the quarter was negatively impacted by a $1.5 million acceleration of certain costs related to the amortization of deferred financing fees associated with our previous credit facility that would have had an impact of $0.8 million for the second half of 2009 and $0.7 million for the first half of 2010.”
On May 27, 2009, GTSI entered into a $135 million credit facility led by Castle Pines Capital LLC and other lenders. Also during June 2009, GTSI’s Board of Directors authorized a share repurchase plan for an aggregate purchase price of not more than $5 million. During June 2009, GTSI had repurchased a total of 5,557 of its shares and the average price for such shares was $5.79 per share.
Conference Call
An investor conference call to discuss first quarter results is scheduled for 11:00 a.m. Eastern Time, August 6, 2009. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through August 6, 2010. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 p.m. Eastern Time, August 15, 2009. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 71386885.
About GTSI Corp.
GTSI Corp. provides a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows customers to implement solutions quickly and cost-effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet client’s current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. and was named as one of “Best Places to Work” in 2009. Further information about the Company is available at www.GTSI.com/About.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com
###

GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,		2009 vs 2008
	2009	2008	Variance	Percentage

SALES
Product	$149,869	$143,082	$6,787	4.7%
Service	12,576	13,357	(781)	-5.8%
Financing	2,156	2,761	(605)	-21.9%

	164,601	159,200	5,401	3.4%

COST OF SALES
Product	133,217	129,362	(3,855)	-3.0%
Service	7,640	8,816	1,176	13.3%
Financing	724	1,617	893	55.2%

	141,581	139,795	(1,786)	-1.3%

GROSS MARGIN	23,020	19,405	3,615	18.6%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	24,428	22,831	(1,597)	-7.0%

LOSS FROM OPERATIONS	(1,408)	(3,426)	2,018	58.9%

INTEREST AND OTHER INCOME, NET	942	528	414	78.4%

LOSS BEFORE TAXES	(466)	(2,898)	2,432	83.9%

INCOME TAX BENEFIT (PROVISION)	156	(11)	167	1522.4%

NET LOSS	$(310)	$(2,909)	$2,599	89.3%

LOSS PER SHARE
Basic	$(0.03)	$(0.30)	$0.27	90.0%

Diluted	$(0.03)	$(0.30)	$0.27	90.0%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,700	9,762	(62)	-0.6%

Diluted	9,700	9,762	(62)	-0.6%

GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Six Months Ended
	June 30,		2009 vs 2008
	2009	2008	Variance	Percentage

SALES
Product	$277,589	$270,650	$6,939	2.6%
Service	26,850	25,269	1,581	6.3%
Financing	4,234	6,071	(1,837)	-30.3%

	308,673	301,990	6,683	2.2%

COST OF SALES
Product	252,016	244,183	(7,833)	-3.2%
Service	16,924	14,532	(2,392)	-16.5%
Financing	1,040	2,464	1,414	57.4%

	269,990	261,179	(8,811)	-3.4%

GROSS MARGIN	38,683	40,811	(2,128)	-5.2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	47,291	48,702	1,411	2.9%

LOSS FROM OPERATIONS	(8,608)	(7,891)	(717)	-9.1%

INTEREST AND OTHER INCOME (EXPENSE), NET	1,270	(120)	1,390	1158.3%

LOSS BEFORE TAXES	(7,338)	(8,011)	673	8.4%

INCOME TAX BENEFIT	3,148	37	3,111	8407.0%

NET LOSS	$(4,190)	$(7,974)	$3,784	47.5%

LOSS PER SHARE
Basic	$(0.43)	$(0.82)	$0.39	47.6%

Diluted	$(0.43)	$(0.82)	$0.39	47.6%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,781	9,727	54	0.6%

Diluted	9,781	9,727	54	0.6%

GTSI Corp. Consolidated Balance Sheet
(In thousands)
(unaudited)

	June 30,	December 31,	Change from December 31, 2008
	2009	2008	Variance	Percentage

ASSETS
Current assets:
Cash and cash equivalents	$22,992	$—	$22,992	100.0%
Accounts receivable, net	150,210	190,740	(40,530)	-21.2%
Inventory	18,790	13,491	5,299	39.3%
Deferred costs	5,052	7,849	(2,797)	-35.6%
Other current assets	10,573	7,807	2,766	35.4%

Total current assets	207,617	219,887	(12,270)	-5.6%
Depreciable assets, net	12,317	13,664	(1,347)	-9.9%
Long-term receivables and other assets	47,011	14,078	32,933	233.9%

TOTAL ASSETS	$266,945	$247,629	$19,316	7.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$—	$22,387	$22,387	100.0%
Accounts payable	98,854	103,553	4,699	4.5%
Accounts payable — Floor plan	29,239	—	(29,239)	-100.0%
Financed lease debt, current portion	3,061	6,538	3,477	53.2%
Accrued liabilities	20,749	17,857	(2,892)	-16.2%
Deferred revenue	2,581	2,079	(502)	-24.1%

Total current liabilities	154,484	152,414	(2,070)	-1.4%
Long-term financed lease debt	435	2,530	2,095	82.8%
Other liabilities	25,992	2,571	(23,421)	-911.0%

Total liabilities	180,911	157,515	(23,396)	-14.9%
Total stockholder’s equity	86,034	90,114	4,080	4.5%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$266,945	$247,629	$(19,316)	-7.8%